UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2008 (December 23, 2008)
Date of Report (Date of earliest event reported)

HC INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52197	04-3570877
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

10 Progress Drive, Suite 200
Shelton, CT 06484

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 925-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

HC Innovations, Inc. (the “Company”) entered into a Securities Amendment and Purchase Agreement dated December 23, 2008 (the “Agreement”) pursuant to which certain holders (the “Holders”) of certain senior secured promissory notes (the “Notes”) previously issued by the Company agreed to amend the Notes (“Amended Notes”) to provide for the extension of the maturity date. The Amended Notes shall mature on either (a) the earlier of (x) May 31, 2009, or (y) the closing date of a Qualifying Transaction; (b) in the event no Markman Group Transaction (as such term is defined in the Agreement) closes by the earliest maturity date currently in effect of any of the Markman Group Notes, then the New Maturity Date shall mean the same date as such earliest maturity date of any of the Markman Group Notes; or (c) in the event no Qualifying Transaction closes by May 31, 2009, then the New Maturity Date shall mean May 30, 2010, subject to the terms of the Agreement. The Agreement further provided that payment of the Amended Notes shall be secured by a first ranking security interest over all assets of the Company and its subsidiaries. The Amended Notes shall carry compounding interest of 1% per month (the “Interest”). Interest shall be payable at the New Maturity Date of the Amended Notes.

The Agreement also provided that in the event that a Qualifying Transaction does not close by May 31, 2009, at any time after such date, the Holders may convert their Amended Notes plus accrued interest into the Company’s common stock at a conversion rate of $0.20 per share. The Amended Notes also provided for 100% warrant coverage of the face value of the Amended Notes, plus Interest, exercisable at $0.30 per share (the “Warrants”). The Warrants shall be exercisable after May 31, 2009 (in the event a Qualifying Transaction does not close) for a period of five years. The Company shall endeavor to seek shareholder approval for an increase in its authorized shares of common stock, sufficient to permit the exercise of the Warrants.

The Amended Notes and Warrants shall carry volume weighted average anti-dilution protection.

The Holders were also granted certain additional rights, including, the right to appoint two directors to the Company’s Board of Directors, to veto the appointment of any new Chief Financial Officer, and to certain material information regarding the Company.

Further, pursuant to certain provisions in the Agreement, the Company and all of its subsidiaries also entered into a Guarantee and Amended and Restated Security Agreement dated December 23, 2008 (the “Guarantee and Security Agreement”) wherein the Company and all of its subsidiaries guaranteed the payment of the Amended Notes, subject to certain conditions set forth in the Guarantee and Security Agreement. The Company also agreed to register the common stock underlying the securities issued to the Holders under the Agreement.

The Agreement, the Guarantee and Security Agreement, the Registration Rights Agreement, a form of the Amended Notes and the Warrants are filed as Exhibits hereto, and are incorporated into this report by reference.

All capitalized terms not defined herein shall have the meaning set forth in the various agreements incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.
Exhib
Numb	Description
1.01	Securities Amendment and Purchase Agreement.
1.02	Guarantee and Amended and Restated Security Agreement
1.03	Registration Rights Agreement
1.04	Form of Amended Notes
1.05	Form of Warrants

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

HC INNOVATIONS, INC.
	By:	/s/ David Chess, MD
December 31, 2008		Chief Executive Officer and
President